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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES



The Company's principal wholly owned subsidiaries at December 31, 1999 were as follows:


COMPANY                             COUNTRY OF INCORPORATION      PRINCIPAL ACTIVITY
-------                             ------------------------      ------------------
Cronos Containers Limited*          UK                            Container leasing,  management
                                                                  and administration


Cronos Containers N.V.*             Netherlands Antilles          Container investment manager


Cronos Capital Corp.                USA                           General Partner and limited
                                                                  partnership administration,
                                                                  container investment manager
Cronos Securities Corp.             USA                           Securities broking


Cronos Containers Inc.              USA                           Administration and marketing --
                                                                  USA


Cronos Containers PTE Limited*      Singapore                     Administration and marketing --
                                                                  Singapore


Cronos Containers Pty Limited*      Australia                     Administration and marketing --
                                                                  Australia


Cronos Containers S.r.l             Italy                         Administration and marketing -
                                                                  Southern Europe


Cronos Containers (Hong Kong)       Hong Kong                     Administration and marketing -
Limited*                                                          Hong Kong and Australasia


Cronos Container Leasing GmbH       Germany                       Administration and marketing --
                                                                  Germany


Cronos Equipment (Jersey) Ltd*      Jersey                        Container Investment


Cronos Equipment S.A.*              Liberia                       Container Investment


Cronos Equipment (Bermuda) Ltd*     Bermuda                       Container Investment


Cronos Finance (Bermuda) Ltd*       Bermuda                       Container Investment


Cronos Equipment Limited            UK                            Container investment


Advanced Property Services Limited  UK                            Property management


C G Finance B.V.                    Netherlands                   Financing


Cronos Management N.V.*             Netherlands Antilles          Holding Company and provision of
                                                                  Executive services


Cronos Containers Scandinavia AB    Sweden                        Intermodal equipment management


Intermodal Leasing AB               Sweden                        Intermodal equipment management


Cronos Containers (Cayman) Ltd.*    Cayman Islands                Container Investment


Cronos Holdings Investments Inc.*   USA                           Holding Company


        * Denotes companies owned directly by the Company. All the other companies are owned indirectly.


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